U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement         [  ]    Confidential For Use of the
[X]    Definitive Proxy Statement                  Commission Only (as permitted
[ ]    Definitive Additional Materials             by Rule 14a-6(e) (2))
[ ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ACCUIMAGE DIAGNOSTICS CORP.
                (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
        (4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
        (5)  Total Fee Paid:
         -----------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)  Amount Previously Paid:
         -----------------------------------------------------------------------
        (2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
        (3)  Filing Party:
         -----------------------------------------------------------------------
        (4)  Date Filed:
         -----------------------------------------------------------------------

                           ACCUIMAGE DIAGNOSTICS CORP.
                      400 OYSTER POINT BOULEVARD, SUITE 114
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                February 12, 2001

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AccuImage Diagnostics Corp., a Nevada corporation (the "Company"), will be held on February 12, 2001, at 10:00 a.m., local time, at 400 Oyster Point Blvd., Suite 114, South San Francisco, California 94080 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

2.   To approve the Amended and Restated Articles of Incorporation.

3.   To approve an amendment to Article XI of the Company's Bylaws.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 20, 2000 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                      By order of the Board of Directors,


                                      Douglas P. Boyd
                                      Chairman of the Board

South San Francisco, California
January 16, 2001


ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                           ACCUIMAGE DIAGNOSTICS CORP.
                      400 OYSTER POINT BOULEVARD, SUITE 114
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080

                                 PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of AccuImage Diagnostics Corp., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on February 12, 2001 at 10:00 a.m., local time, at which shareholders of record on December 20, 2000 will be entitled to vote. On December 20, 2000, the Company had outstanding 10,981,534 shares of Common Stock. The Annual Meeting will be held at 400 Oyster Point Blvd., Suite 114, South San Francisco, California 94080.


VOTING AND REVOCABILITY OF PROXIES

     All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted FOR approval of all proposals in accordance with the recommendation of the Company's Board of Directors. Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Chairman of the Board of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy or by voting the shares subject to the proxy by written ballot.

     Holders of Common Stock are entitled to vote for each share of Common Stock held. Broker non-votes and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote will be counted in determining whether a quorum is present at the Annual Meeting.


SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company; no additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company intends to mail this proxy statement on or about January 16, 2001.


SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of shareholders must be received by the Company no later than October 1, 2001 in order to be included in the proxy statement and proxy relating to that meeting.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until his death, resignation, or removal.

     There are four nominees for the five Board positions currently established pursuant to the Company's Bylaws. All nominees are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. The Board intends to appoint its new Chief Executive Officer to the open Board seat when it completes its search for the CEO position. (see Compensation Committee Report). If any director is unable to stand for re-election, the Board may reduce the Board's size or designate a substitute. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below. Directors are elected by a plurality of the votes cast, which means the four candidates receiving the greatest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

                      MANAGEMENT RECOMMENDS A VOTE FOR EACH
                    OF THE NOMINEES FOR DIRECTOR NAMED BELOW

NOMINEES

     Four directors will be elected at the Annual Meeting to serve for one year expiring on the date of the annual meeting in 2002. Proxies can be voted for no more than four nominees. The following table sets forth certain information regarding the Company's directors and nominees.


Name                             Age      Position                                      Director Since
----                             ---      --------                                      --------------
Douglas P. Boyd, Ph.D            58      Director and Chairman of the Board                 1997

John Klock, M.D.                 55      Director                                           2000

Alexander R. Margulis, M.D       78      Director                                           1998

Chris Shepherd                   53      Director and Acting Chief Financial Officer        1997



     Douglas P. Boyd, Ph.D.,  Director.
     ----------------------------------
     Dr. Boyd received a Bachelor of Science degree from the University of Rochester in 1963 and Doctor of Philosophy in Physics from Rutgers University in 1969. From 1981 to present, he has been employed by Imatron Inc., a public company based in South San Francisco that manufactures and distributes electron scanners, and is currently its Chairman of the Board and Chief Technology Officer. He is also a Director of InVision Technologies, Inc., a public company that manufactures and sells an advanced scanner system for explosives detection in airport baggage.

     John C. Klock, M.D., Director.
     ------------------------------
     Dr. Klock was appointed to the Board on March 23, 2000. He is a board-certified Internist and Hematologist-Oncologist and was formerly an academic physician at the University of California, San Francisco. He has been a founder of several biotechnical companies including Glycomed, Inc., Glyko Biomedical, Ltd. and BioMarin Pharmaceutical, Inc. Dr. Klock is also a 50% shareholder of Holistica Hawaii, LLC.

     Alexander R. Margulis, M.D., Director.
     --------------------------------------
     Dr. Margulis graduated from Harvard Medical School in 1950. He was Professor and Chairman of the Department of Radiology at University of California, San Francisco for twenty-six years (1963-1989) and served as the school's Associate Chancellor for four years (1989-1993). Dr. Margulis was also a founder and director of the Magnetic Resonance Science Center at UCSF (1989-1993). From 1993 to 2000, Dr. Margulis has been a Special Consultant to the Vice Chancellor for University Advancement & Planning at UCSF. He is currently a Clinical Professor of Radiology at Cornell University in New York City. He is also a member of the Institute of Medicine of the National Academy of Sciences. Dr. Margulis has written over 250 articles concerned with intestinal radiology, magnetic resonance imaging in magnetic resonance spectroscopy and radiologic and health policy issues.

     Chris R. Shepherd, Director and Acting Chief Financial Officer.
     ---------------------------------------------------------------
     Mr. Shepherd received a Bachelor of Arts in Economics from the University of Regina. From 1971 to 1981, he was an employee or independent distributor for a Toronto based international engineered building manufacturing Company. His current positions in private companies include President, Arco Structures Inc., an Alberta Company; President, Seacrest Development Corp., Surrey, B.C.; President, Olympic Silver Resources Inc., a Nevada Company; Director, Vanasia International Educational Consultancy Ltd., Vancouver, B.C.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Douglas P. Boyd, Ph.D., Chairman of the Board and a greater-than-10% shareholder of the Company, is also Chairman of the Board of Imatron Inc., a New Jersey corporation, based in South San Francisco, California. Imatron is principally engaged in the business of designing, manufacturing, and marketing a high performance Electron Beam Tomography scanner. On April 14, 1999, Imatron and the Company entered into a Product Development, Distribution, and Warranty Support Agreement which provides for Imatron to be the distributor of AccuImage products to certain new Imatron customers and to be its provider of on-site corrective maintenance, warranty and customer support for such systems. Approximately 69% of the Company's total revenue in fiscal year ended September 30, 2000 ($2,149,157) came from its development and distribution arrangement with Imatron. Dr. Boyd is not a party to the agreement nor was he involved in the negotiations between the Company and Imatron.

     Dr. Boyd is the Chairman of the Board and a majority shareholder of Imaging Technology Group, Inc., ("ITG") a privately held diagnostic imaging services company located in South San Francisco, of which his wife is also the President. ITG has purchased a several workstations from the Company, and for the fiscal year ended September 30, 2000, sales to ITG amounted to $70,000. The sales were made on the same terms as those given to unaffiliated third parties, and the Board determined the transactions were fair to the Company.

     A family member of Dr. Boyd provided software consulting services to the Company and received remuneration of $30,485 and options to purchase 30,000 shares of the Company's Common Stock. The Board determined that the fee was reasonable compensation and consistent with the services performed.

     The Company paid a finder's fee of $33,000 to Inyoung Boyd, wife of Dr. Boyd, for services rendered in connection with the Company's private placement offering which commenced on January 25, 2000. The Board determined that the fee was reasonable compensation for services performed and in the best interests of the Company.

     Dr. Klock, a director and greater-than-10% shareholder of the Company, is also Chairman and 50% shareholder of Holistica Hawaii, LLC, which purchased a workstation and eStation from the Company. Sales to Holistica Hawaii, LLC for the fiscal year ended September 30, 2000 amounted to $30,000. The sales were made on the same terms as those given to unaffiliated third parties, and the Board determined the transactions were fair to the Company.


BOARD COMMITTEES AND MEETINGS

     During fiscal 2000 the Board of Directors held three meetings. On March 23, 2000, the Board of Directors formed a standing Audit Committee, consisting of Dr. Margulis and Mr. Shepherd, whose function is to recommend the engagement of the Company's independent accountants, approve services performed by such accountants, and review and evaluate the Company's accounting system and system of internal controls.

     On March 23, 2000, the Board of Directors formed a standing Compensation Committee, consisting of Drs. Klock and Boyd, which makes recommendations to the Board of Directors concerning salaries and incentive compensation paid to officers; administers the Company's Stock Option Plan, including the grant of options, and performs such other functions regarding compensation as the Board may delegate.


COMPENSATION OF DIRECTORS

     Employee Director Compensation.
     -------------------------------

     Directors who are also employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

     Non-Employee Director Compensation.
     -----------------------------------

     Directors who are not employees of the Company are reimbursed for expenses relating to attendance at Board of Directors meetings and its committees. In connection with their services to the Company, non-employee directors are also entitled to receive non-qualified options pursuant to Company's Stock Option Plan. There are no standard arrangements pursuant to which the Company's directors are compensated for any services provided as director, although in fiscal year 2000, Dr. Margulis and Mr. Shepherd received $1,298 and $7,084, respectively, in travel related reimbursements relating to their service as directors.

     Initial options granted to non-employee directors have terms of ten years and typically the shares underlying the option vest over four years at the rate of 25% annually from the anniversary date. The exercise price of each option granted typically equals at least 85% of the fair market value of the Common Stock on the date of grant. Upon his election to the Board on March 23, 2000, Dr. Klock was granted 75,000 options with an exercise price of $1.03.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the Company's voting securities as of December 20, 2000 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director; (iii) each named executive officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership Of Certain Beneficial Owners

     The following table sets forth information, to the best knowledge of the Company as of December 20, 2000, with respect to each person known by the Company to own beneficially more than 5% of any class of the Company's outstanding common stock.

                          Name and Address of                         Amount and Nature of         Percent
  Title of Class           Beneficial Owner                          Beneficial Ownership(a)       of Class
  --------------          ------------------                          --------------------         ---------

Common Stock             Douglas P. Boyd, Ph.D.                            1,760,732(b)              15.7%
                         c/o AccuImage Diagnostics Corp.
                         389 Oyster Point Blvd.,
                         So. San Francisco, CA  94080

Common Stock             Chung Lew                                          1,069,000(c)              9.5%
                         361 Mulls Farm Rd.
                         Southport, CT 06490

Common Stock             Geraldine R. Celestre                              1,000,732                 9.1%
                         1801 Murchison Dr., Ste. 288
                         Burlingame, CA 94010

Common Stock             John C. Klock, M.D.                                  847,397(d)              7.4%
                         333 Willow Road, Box 511
                         Nicasio, CA 94946

Common Stock             Chris Shepherd                                       605,166(e)              5.4%
                         2317 150B Street
                         White Rock, BC  V4A 8B1

------------------------
[FN]
(a) As of December 20, 2000, 10,981,534 shares of common stock were outstanding. Unless otherwise noted, the security ownership disclosed in the table is of record and beneficial. The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities
       Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contact, arrangement, understanding, relationship, or otherwise.
(b) Includes 1,485,732 shares owned directly and 250,000 vested stock options as of December 20, 2000 or within sixty days thereafter. Also includes 25,000 shares owned by Dr. Boyd's wife to which Dr. Boyd disclaims any beneficial interest.
(c) Includes 769,000 shares owned directly and 300,000 warrants exercisable for common stock.
(d) Includes 416,667 shares owned directly, 416,667 warrants, and 14,063 vested stock options as of December 20, 2000 or within 60 days thereafter.
(e) Includes 366,666 shares owned directly and 137,500 vested stock options as of December 20, 2000 or within 60 days thereafter. Also includes
       101,000 shares owned by Mr. Shepherd's wife to which Mr. Shepherd disclaims any beneficial interest.

Security Ownership Of Directors And Executive Officers

     The table below presents the security ownership of the Company's Directors and Named Executive Officers.

                           Name and Address of                         Amount and Nature of          Percent
   Title of Class           Beneficial Owner                         Beneficial Ownership(a)       of Class
   --------------           ----------------                         --------------------          --------

Common Stock              Douglas P. Boyd, Ph.D.                          1,760,732(b)                15.7%

Common Stock              John Klock, Ph.D.                                 847,397(c)                 7.4%

Common Stock              Chris Shepherd                                    605,166(d)                 5.4%

Common Stock              Robert Taylor, Ph.D.(e)                           211,575(f)                 1.9%

Common Stock              Alexander R. Margulis, M.D.                        90,000(g)                 0.8%

Common Stock              All directors and executive officers as         3,514,870                   29.1%
                          a group (5 persons)

-------------------------

[FN]
(a) As of December 20, 2000, 10,981,534 shares of common stock were outstanding. Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contact, arrangement, understanding, relationship, or otherwise.
(b) Includes 1,485,732 shares owned directly and 250,000 vested stock options as of December 20, 2000 or within sixty days thereafter. Also includes 25,000 shares owned by Dr. Boyd's wife to which Dr. Boyd disclaims any beneficial interest.
(c) Includes 416,667 shares owned directly, 416,667 warrants, and 14,063 vested stock options as of December 20, 2000 or within 60 days thereafter.
(d) Includes 366,666 shares owned directly and 137,500 vested stock options as of December 20, 2000 or within sixty days thereafter. Also includes 101,000 shares owned by Mr. Shepherd's wife to which Mr. Shepherd disclaims any beneficial interest.
(e) Dr. Taylor resigned as a director on November 6, 2000 and as Chief Executive Officer, effective December 6, 2000.
(f) Consists of vested stock options as of December 20, 2000 or within 60 days thereafter.
(g) Includes 75,000 vested stock options, as of December 20, 2000 or within sixty days thereafter, and 15,000 shares owned by Dr. Margulis' wife to which Dr. Margulis disclaims any beneficial interest.

EXECUTIVE COMPENSATION

Summary Compensation Table.

     The following Summary Compensation Table shows certain compensation information for the Chief Executive Officer and the Company's most highly paid executive officers (collectively referred to as the "Named Executive Officers"). Compensation data for other executive officers is not presented in the graphs because aggregate compensation for such executive officers does not exceed $100,000 for services rendered in all capacities during the fiscal year. This information includes the dollar value of base salaries, bonus awards, the number of SARs/options granted, and certain other compensation, if any, whether paid or deferred.

                                                                                Long-Term
                                               Annual Compensation         Compensation Awards
                                                                                          Number
                                                                                        of Shares
                                                                        Other Annual    Underlying     All Other
Name and Principal Position          Year      Salary       Bonus     Compensation(b)   Options(c)   Compensation
---------------------------          ----      ------       -----     ------------      -------      ------------
Robert Taylor, Chief Executive       2000      $157,039      $80,109      $1,272        $35,000        $-0-
   Officer(a)

-----------------------------------
[FN]

(a) Dr. Taylor was appointed the Company's Chief Technology Officer effective December 6, 2000. He was the Company's Chief Executive Officer from August 24, 1999 through December 6, 2000, and the Company's Chief Technology Officer from July 1, 1999 to August 23, 1999. Prior to that time, he was an independent contractor to the Company.
(b)    Represents the Company's matching contributions to its 401(k) plan.
(c) Represents vested options granted by the Company at the value of the exercise price.

Stock Option Plan

     During 1998, the Company started a Stock Option Plan that authorized the issuance of options for up to 1,600,000 shares of the Company's common stock. On December 23, 1999, the Board authorized another 500,000 available for grant. The shareholders approved the plan on at the Company's annual meeting on June 29, 2000. Under this plan, no option may be exercised after the expiration date of ten years from the date of grant and no option may be exercised as to less than one hundred (100) shares at any one time. There are two categories of options:
Incentive Stock Options (ISO) and Non-Qualified Stock Options (NSO).

     ISOs are granted to employees and the purchase price shall not be less than the Fair Market Value of the common stock share at the date of grant and no ISO shall be exercisable more than ten (10) years from date of grant except that in the case of any person who owns more than 10% of the voting power of all classes of stock, no ISO shall be exercisable more than five (5) years from date of grant.

     NSOs may be granted to any eligible participant. The purchase price shall not be less than 85% of the Fair Market Value of the shares at the time except that when the grantee owns more than 10% of the voting power of all classes of stock at the time of grant, the price is be 110% of the Fair Market Value of the shares at the time of the grant. No NSO shall be exercisable more than ten (10) years from the date of grant.

     In general, granted ISO's expire three months after the termination date. If employment termination is due to cause, the options shall expire immediately; and if employment termination is due to permanent and total disability, the options may be exercised up to one year following termination. The vesting period is usually related to the length of employment or consulting contract period, but is at the Board's discretion.


Option Grants In Last Fiscal Year

     The following table sets forth the options granted during the last fiscal year to each of the Named Executive Officers of the Company:

                      Option/SAR Grants in Last Fiscal Year
================================================================================

                                Individual Grants
--------------------------------------------------------------------------------
                            Number of           % of Total
                            Securities         Options/SARs
                            Underlying          Granted to
                          Options/SARs     Employees in Fiscal       Exercise or Base
       Name                Granted (#)           Year (a)             Price ($/Sh)       Expiration Date
       ----                -----------           --------             ------------       ---------------

Robert Taylor                 50,000                9.5%                 $0.70               1/28/2010

[FN]

(a)    Based on 526,199 options granted to all employees and contractors.

Option Exercises In Last Fiscal Year And Year-End Option Values

     The following table provides information with respect to option exercises in fiscal 2000, by the Named Executive Officers and the value of such officers' unexercised options at September 30, 2000.

                         Aggregated Options Exercised and Option Values in Fiscal Year 2000
=====================================================================================================================
                                                         Number of Securities
                                                         Underlying Unexercised            Value of Unexercised
                                                            Options at FY-End         In-the-Money Options at FY-End
                                                                                                    ($)(a)
                                                       ---------------------------- ---------------------------------
                     Shares Acquired
                     on Exercise (#)   Value Realized
      Name                                   ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
      ----           ----------------  ---------------   -------------------------     -------------------------

Robert Taylor              -0-              -0-              158,450/381,250                 $17,536/$37,125


[FN]
(a) Based on a closing price of $0.63 of the Company's common stock on September 30, 2000

                          COMPENSATION COMMITTEE REPORT

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee are eligible to receive awards under the Company's incentive compensation programs.

     The Company's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the medical imaging industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

                     KEY ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's  executive  compensation  program consists of three elements:
Base Salary, Bonus, and Equity Based Compensation.

          Base Salary. A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization and revenues, among other attributes. Executive salaries are reviewed annually.

          Bonus.  Bonus  awards  are  made in cash  and in  stock  to  recognize contributions to the Company's business during the past year. The bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, and management skills. Quarterly and annual revenue targets with associated bonuses are an effective way to motivate executives to develop the Company's revenues consistently, while annual profit bonuses incentivize executives to maintain the Company in a profitable state.

          Equity Based Compensation. Long-term incentive awards are designed to develop and maintain strong management through share ownership. The purposes of the Plan are to induce persons of outstanding ability and potential to join and remain with the Company; to provide an incentive for such employees, as well as for non-employee consultants, to expand and improve the profits and prosperity of the Company by enabling such persons to acquire proprietary interests in the Company; and to attract and retain key personnel through the grant of options to purchase shares of the Company's Common Stock. During fiscal year 2000, the Board of Directors awarded 50,000 options to its Chief Executive Officer as set forth on the above chart.


                    2000 CHIEF EXECUTIVE OFFICER COMPENSATION

     Effective August 24, 1999, the Board appointed Robert Taylor, its Chief Technology Officer, as the Chief Executive Officer and a director. Pursuant to his Employment Agreement, Dr. Taylor was entitled to a base salary equivalent to $126,500, and he was granted an option to purchase 150,000 shares of the Company's Common Stock. Additionally, he was entitled to several incentive bonuses based on the Company's quarterly and annual gross revenues and net profit. In February 2000, the Board raised Dr. Taylor's salary to $151,800 per year and granted him an additional 50,000 options to purchase Common Stock. His bonus for fiscal year 2000 totaled $80,109. The Committee believes that the base salary and other terms and conditions of Dr. Taylor's employment were consistent with the foregoing philosophy and objectives and reflected the scope and level of his responsibilities.

     Effective December 6, 2000, Dr. Taylor resigned as the Company's Chief Executive Officer. The Company is currently operating under a Management Committee comprised of Directors Boyd and Klock, while the Board searches for a new Chief Executive Officer, whose compensation package will be structured in accordance with the factors stated in this report.


MEMBERS OF THE COMPENSATION COMMITTEE

Douglas P. Boyd, Ph.D.
John C. Klock, M.D.


         FILINGS BY DIRECTORS, EXECUTIVE OFFICERS AND TEN PERCENT HOLDERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year ended September 30, 2000, Dr. Klock filed late one Form 4.


                                  PROPOSAL TWO
          TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The following is a summary of the material features of the Company's Stock Option Plan, as amended, including amendments for which shareholder approval is being requested.

PROPOSAL

     The Directors of the Company are recommending that the Company's Articles of Incorporation be amended and restated in their entirety. The original Articles of Incorporation date back to February 2, 1990 and were amended on June 27, 1996. The Company desires to amend certain provisions in the Articles of Incorporation to reflect developments in the law and update the information contained in the current Articles. The Company desires to restate the Articles so that all amendments to date will be contained in one document and it will not be necessary to piece various portions together. On December 5, 2000 the Board of Directors unanimously approved the Amended and Restated Articles of Incorporation, a copy of which is attached to this Proxy Statement as Exhibit A. The substantive amendments are described as follows:

     o Article IV, regarding Directors was amended to delete the name of the initial director and grant authority to the Board to do any act on behalf of the Company as may be allowed by law. Further, the amended Article provides that the number of directors may be increased or decreased as provided in the Bylaws instead of requiring the number of directors to be changed by shareholder vote. This amendment corrects any apparent inconsistency between the Bylaws and the Articles and should allow for more efficient and flexible management by the Board.

     o Article VI, limiting the personal liability of the directors, was clarified and broadened to include officers. While the existing Article limits the liability of directors, the amendment also protects officers of the Company as permitted by Nevada law. The Directors believe that it is in the best interests of the Company and its shareholders to take advantage of the full protections afforded by the law. The Company's ability to continue to attract and retain experienced individuals to serve as directors and officers will be enhanced by providing to directors and officers increased protectionf rom the risk of litigation and personal liability. The Article amendment does not eliminate the management's duty of care; it only eliminates monetary damage awards occasioned by a breach of that duty. Nevada law does not permit the Company to limit a director or officer's liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law.

     o The Restated Articles of Incorporation also deletes the original Articles that set forth the Company's former principal office and its incorporator as permitted by Nevada law.

     The Board and management believe that it is in the best interests of the Company and its shareholders for the Company's Articles to be amended and restated. The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve the Amended and Restated Articles of Incorporation. If these amendments are approved by the shareholders, they will become effective when the Company files a Certificate of Amendment and Restatement of its Articles of Incorporation with the Secretary of State of the State of Nevada.


                 MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL TWO

                                 PROPOSAL THREE
          TO APPROVE AN AMENDMENT TO ARTICLE XI OF THE COMPANY'S BYLAWS

PROPOSAL

     The shareholders are being requested to consider and act upon a proposal to amend Article XI of the Company's Bylaws. Although the current Article permits the Board of Directors to alter, amend or repeal bylaws, but it requires shareholder approval to reduce the number of directors. The Board has recommended that the Article be amended in its entirety as follows:


                                   "ARTICLE XI
                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed, and new Bylaws may be made by the Board of Directors, but the shareholders may make additional Bylaws and may alter, amend and repeal any Bylaws adopted by them or otherwise."

     Shareholder approval of this item will allow the Company to pursue the efficient management of its operations. The Board of Directors believes that it is desirable to maintain the Company's flexibility in reducing or appointing new directors to provide the best service to the Company. The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve this amendment to the Bylaws. If this amendment is approved by the shareholders, it will become effective immediately.


                MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL THREE



                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors,


                                      Douglas P. Boyd
                                      Chairman of the Board

January 16, 2001

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           ACCUIMAGE DIAGNOSTICS CORP.



                                   ARTICLE I.

         The name of the corporation shall be AccuImage Diagnostics Corp.

                                   ARTICLE II.

         The purpose for which this corporation is organized is to engage in any lawful activity, both within and outside of the State of Nevada.

                                   ARTICLE III.

         The corporation is authorized to issue two classes of shares which shall be designated Common Stock and Preferred Stock, respectively. The total number of shares of Common Stock the corporation is authorized to issue is Fifty Million shares, whose par value shall be one-tenth cent each. The total number of shares of Preferred Stock the corporation is authorized to issue is Ten Million shares, whose par value shall also be one-tenth cent each. Preferred Stock may be issued from time to time in one or more series, and the board of directors of the corporation is hereby authorized to determine the designation of any such series, to fix the number of shares of any such series, and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock. The board of directors is also authorized, within the limits and restrictions stated in any resolution or resolutions of the board originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issuance of shares of that series.

         The holders of the Common Stock shall always be entitled to one vote per share of Common Stock in the election of directors and upon each other matter coming before any vote of shareholders.

                                   ARTICLE IV.

         The members of the governing board of this corporation shall be styled as directors. The directors are hereby granted the authority to do any act on behalf of the corporation as may be allowed by law. The directors need not be shareholders of the corporation nor residents of the State of Nevada. Each director shall be elected annually. Each director shall serve until his successor is duly elected and assumes the position as such director or until he resigns or is lawfully removed. Provided that the corporation has at least one director, the number of directors may at any time or times be increased or decreased by the bylaws.

                                   ARTICLE V.

         This corporation shall have perpetual existence.

                                  ARTICLE VI.

          The personal liability of the directors or officers of the corporation for monetary damages for any breach or alleged breach of fiduciary or professional duty acting in such capacity shall be eliminated to the fullest extent permissible under Nevada law.

                                  ARTICLE VII.

          The corporation is authorized to provide indemnification of its directors, officers, employees and agents to the fullest extent permissible under Nevada law.

                                   ARTICLE VIII.

         The  provisions  of Sections  78.378 to 78.3793 and Sections  78.441 to
78.444 Nevada Revised Statutes do not apply to this corporation.

                           ACCUIMAGE DIAGNOSTICS CORP.

                      400 Oyster point Boulevard, Suite 114
                      South San Francisco, California 94080

                                      PROXY

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Douglas P. Boyd and John C. Klock, or either of them, with full power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of AccuImage Diagnostics Corp. to be held on Monday, February 12, 2001, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1.   Election  of four  directors  to serve  until the 2002  Annual  Meeting  of
     Shareholders  or  until  their   respective   successors  are  elected  and
     qualified.

     [  ] FOR all nominees listed below             [  ] WITHHOLD AUTHORITY
          (except as marked to the                       to vote for all
          contrary below)                                nominees listed below

     (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

     Douglas P. Boyd, Ph.D.; John C. Klock, M.D.; Alexander R. Margulis, M.D.; Chris Shepherd

2.   To approve the Amended and Restated Articles of Incorporation.

     [  ] FOR the proposal                           [  ] AGAINST the proposal

3.   To approve an amendment to Article XI of the Company's Bylaws.

     [  ] FOR the proposal                           [  ] AGAINST the proposal

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledge receipt of (a) Notice of Annual Meeting of Shareholders to be held February 12, 2001, (b) the accompanying Proxy Statement, and (c) the Annual Report of the Company for the fiscal year ended September 30, 2000.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR proposals one, two and three.

Please sign exactly as signature appears on this proxy card. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.


Dated:                , 2001        --------------------------------
                                    Signature


                                    --------------------------------
                                    Signature